Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Jill Adams
Progress Software	Progress Software
+1 781 280 4817	+1 781 280 4474
flanagan@progress.com	jiadams@progress.com

Progress Creates Agile Business Units to Accelerate Growth
and Optimize the Developer and Customer Experience

Bedford, MA - August 11, 2014  - Progress Software Corporation (NASDAQ: PRGS) announced today that it is making strategic changes to its organization to provide greater focus and agility in the delivery of next generation application development, deployment and integration solutions. Effective September 1, 2014, Progress will operate as three distinct business units: OpenEdge, Application Development and Deployment, and Data Connectivity and Integration, each with dedicated sales, product management and product marketing functions. These changes are designed to enable the business to better deliver against the fast paced requirements in the on-premise and cloud application development and data connectivity and integration markets.

Phil Pead, Progress CEO, said, “Aligning our organization with our core markets enables us to better serve not only the partners, developers and customers in those markets but also more nimbly react to take advantage of market changes and demands.”

The three business units will be organized as follows:

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The OpenEdge business unit will be led by Jerry Rulli, who recently joined Progress. Rulli has over thirty years of experience in the software and technology industry, having served in executive positions at Iron Mountain and Infor. As Executive Vice President of Global Sales at Iron Mountain, Rulli designed and implemented a go-to-market transformation that aligned sales, marketing, and product management to targeted vertical markets and account segmentation which drove higher account retention, customer satisfaction and large account wins. During his six years at Infor, Rulli managed business lines and sales and professional services functions. This dedicated business unit will continue to drive growth within OpenEdge’s large, diverse partner base by providing the product enhancements and marketing support these partners need to sell more of their existing solutions to their customers. The OpenEdge business unit will also be focused on providing partners and direct end users with a clear path to develop and integrate cloud-based applications in the future through the Pacific platform and Modulus.

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The Application Development and Deployment business unit will be led by Karen Tegan Padir, previously the company’s Chief Technology Officer. This business unit will be focused on generating net new customers of the application development assets within our Pacific Platform, including Rollbase and Mobility, as well as Corticon and Modulus.  Padir joined Progress in September 2012 as senior vice president and business line executive for OpenEdge. Under her leadership, the OpenEdge development platform was revitalized and major new versions incorporating advanced mobile and business rules capabilities introduced. As CTO, she has played a key role in the launch of the Pacific Platform and the acquisitions of Rollbase and Modulus. Prior to joining Progress, Padir held senior positions at EnterpriseDB and Sun Microsystems. This business unit will have the focus and agility of a start-up - able to react quickly to changes in this rapidly-evolving market. Having a team solely focused on this market will enable it to deliver PaaS innovation at a rapid pace, and meet the demands of developers who are seeking to increase their productivity and move toward the cloud.

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The Data Connectivity and Integration business unit, which includes our DataDirect Connect, DataDirect Cloud and Easyl products, will be led by Michael Benedict, who previously was responsible for leading the company’s PaaS and application development businesses. Progress established itself as a key player in the PaaS market during his leadership. Previously, Benedict led the Data Connectivity business line where he led the launch of DataDirect Cloud and growth of the company’s data business. Benedict has held other senior leadership roles at Progress including vice president of product management; senior director of product management; senior director of operations and strategy, and director of Americas sales for the DataDirect business. Data is at the core of every application, and with the exponential growth in the number and volume of data sources, this business unit will address the increasingly complex challenges that organizations have in accessing and integrating that data.

In connection with the new organizational structure, Progress also announced that Andrew Zupsic, Progress’ Senior Vice President, Global Field Operations, will be leaving the company effective September 1, 2014.

Pead added, “I’d like to thank Andy for all of his hard work during his time at Progress, and for his efforts in helping to establish our foundation for growth. Going forward, we believe having dedicated business units will further enhance our sales and product focus, allowing us to better serve our large existing developer, customer and partner base, and to attract and retain new customers in the fast-growing market for cloud-based applications.”

John Goodson, Chief Product Officer, will also assume the role of Chief Technology Officer. In addition to being responsible for Progress’s product development, as Chief Product and Technology Officer, Goodson will be responsible for defining and delivering the company's technology strategy, innovation and vision. Goodson joined Progress Software in 2003 and previously served as the general manager of both the DataDirect and Enterprise Business Systems divisions within Progress. In his role as Chief Product Officer, he was instrumental in the development of the Pacific platform and responsible for an increased focus on data connectivity technologies offered as-a-service through DataDirect.

The company’s product development, corporate marketing and administrative functions will remain centralized, allowing Progress to leverage its financial strength and engineering expertise across all of the business units, while enabling each unit to be nimble and responsive within their respective markets.

As a result of these changes, Progress expects to adopt segment reporting for its three business units beginning in the fourth fiscal quarter of 2014.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,”“expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress's strategic plan; future revenue growth, operating margin and cost savings; product development, strategic partnering and marketing initiatives; the growth rates of certain markets; and other statements regarding the future operation, direction and success of Progress's business. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Market acceptance of Progress’s strategy and product development initiatives; (2) pricing pressures and the competitive environment in the software industry and Platform-as-a-Service market; (3) Progress's ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy; (4) Progress's ability to make acquisitions and to realize the expected benefits and anticipated synergies from such acquisitions; (5) the continuing uncertainty in the U.S. and international economies, which could result in fewer sales of Progress's products and may otherwise harm Progress's business; (6) business and consumer use of the Internet and the continuing adoption of Cloud technologies; (7) the receipt and shipment of new orders; (8) Progress's ability to expand its relationships with channel partners and to manage the interaction of channel partners with its direct sales force; (9) the timely release of enhancements to Progress's products and customer acceptance of new products; (10) the positioning of Progress's products in its existing and new markets; (11) variations in the demand for professional services and technical support; (12) Progress's ability to penetrate international markets and manage its international operations; and (13) changes in exchange rates. For further information regarding risks and uncertainties associated with Progress's business, please refer to Progress's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2013. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that simplifies the development, deployment and management of business applications on-premise or in the cloud, on any platform or device, to any data source, with enhanced performance, minimal IT complexity and low total cost of ownership. Progress Software can be reached at www.progress.com or 1-781-280-4000.

Progress is a trademark or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

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